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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) February 18, 1998


                              MMI PRODUCTS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                      Commission file number 333-29141

             DELAWARE                                 74-1622891
  (State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
   Incorporation or Organization)


                      515 West Greens Road, Suite 710
                           Houston, Texas  77067
                  (Address of Principal Executive Offices)

                              (281) 876-0080
             (Registrant's telephone number, including area code)

                                    N/A
         (Former name or former address, if changed since last report.)






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Item 2.   Acquisition or Disposition of Assets.

     On February 18, 1998, MMI Products, Inc. (the "Company") acquired certain net assets of The Burke Group L.L.C. ("Burke"), a Delaware limited liability company with net sales of $28.6 million for the year ended December 31, 1997. Burke is a manufacturer of hardware devices and processor of chemicals used in the concrete construction industry, with manufacturing facilities in Converse, Texas and Long Beach, California. The Burke acquisition enhances the product offerings of the Company's concrete accessories division. The total acquisition price is approximately $20.8 million and is funded by the Company's revolving credit facility.







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                       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned thereunto duly authorized.



Date:  February 23, 1998             By: /s/ Robert N. Tenczar
                                    ---------------------------------
                                    Robert N. Tenczar, Vice President
                                    and Chief Financial Officer